UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 13, 2005

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 13, 2005, Beijing Med-Pharm Corporation (the “Company”) entered into an Office Lease Agreement (the “Lease Agreement”) with Beijing Shengshang Asset Management Co. Ltd. (“the Lessor”) for the lease of 443.4 square meters of office space located in the Kuntai International Center at Chaowai Avenue, Chaoyang District, Beijing, the People’s Republic of China.
     The term of the lease commenced on the date of the Lease Agreement and will expire on November 30, 2007 (the “Lease Period”). The Company has an option to extend the Lease Period by an additional three years at the end of the Lease Period. The total monthly rental rate, including property management and associated fees, is RMB 576,000 yuan, or $71,200, per year. Under the terms of the Lease Agreement, rent is waived for the first two months of the Lease Period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: November 2, 2005	By:	FRED M. POWELL
		Name:	Fred M. Powell
		Title:	Chief Financial Officer